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                                                                    EXHIBIT 10.1


                             BOSTON CHICKEN, INC.

                 AMENDMENT TO 1995 EMPLOYEE STOCK OPTION PLAN


     1. The first sentence of Section 4 of the 1995 Employee Stock Option Plan (the "Plan") of Boston Chicken, Inc. (the "Company") is hereby amended and restated to read in its entirety as follows:

     "The Committee may grant options under which up to a total of 6,000,000 shares of the Common Stock may be purchased from the Company, subject to adjustment as provided in Section 11."

     2. Except as provided in paragraph 1 above, the Plan shall remain unchanged and in full force and effect.